UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 7, 2005

IOMEGA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12333	86-0385884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On August 9, 2005, Iomega Corporation disclosed in its second quarter 2005 Form 10-Q, filed with the SEC, that Sean P. Burke, Executive Vice President, Consumer Solutions and Operations, would transition out of Iomega and that his employment would terminate on August 30, 2005.

Subsequently, Iomega Corporation entered into a Separation Agreement and General Release with Mr. Burke, effective September 7, 2005.

Under the terms of the Agreement and Release, Iomega Corporation will pay Mr. Burke a total special severance payment of $275,000, less federal, state and other withholdings, to be paid in bi-weekly increments over approximately 11 months. Iomega Corporation will also pay him a lump sum of $11,915.86, less federal, state and other withholdings, which is equivalent to the cost to extend his current medical benefits under COBRA for an eleven-month period.

Iomega will provide executive outplacement services to Mr. Burke as determined by Iomega.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 12, 2005

IOMEGA CORPORATION
(Registrant)

By: /s/ Thomas D. Kampfer

          Thomas D. Kampfer

          Executive Vice President, Business Solutions,

          General Counsel and Secretary

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